GREENSHIFT RELEASES SECOND QUARTER RESULTS

NEW YORK,  N.Y.,  August 21, 2007 - GreenShift  Corporation (OTC Bulletin Board:
GSHF) today announced its financial results for the second quarter of 2007.

During the six months ended June 30, 2007 the activities of GreenShift's subsidiaries generated $10.6 million in revenue, representing a 56% increase over the revenues of $6.8 million reported for the six months ended June 30, 2006. The increase was primarily the result of ongoing sales growth at GreenShift's subsidiaries, GS CleanTech, GS AgriFuels and GS Energy.

Despite the 56% increase in revenues, net loss from continuing operations during the six months ended June 30, 2007 was $23 million, a decline from the $9.5 million loss recorded in the same period of 2006. The two primary reasons for the magnitude of the six month loss were expenses attributable to the transition from technology development to mature market execution and expenses attributable to past financing activities. Specifically, during the recent six month period GreenShift incurred substantial expenses attributable to:

>>   Technology development  activities;
>> One-time equity grants to employees and consultants in lieu of cash compensation; and
>> Adjustments to the book value of derivatives associated with financing activities in 2005 and 2006.

Management expects the magnitude of those three items of expense to be non-recurring, although the future effect of adjusting derivatives to market value will depend on future changes in the stock prices of GreenShift and its subsidiaries. To clarify the effect of these one-time charges and financing charges on GreenShift's results, the following table reconciles the reported net income/(loss) of GreenShift and its subsidiaries on an unconsolidated basis with adjusted EBITDA (a non-GAAP measure of performance):

6 Months Ending 6/30/07       GreenShift      GS CleanTech   GS AgriFuels    GS Energy      GS Carbon         Total
-------------------------------------------------------------------------------------------------------------------
Income (Loss)               $(8,702,833)        $1,380,523   $(6,398,883)   $(289,111)   $(9,443,913) $(23,454,217)
Interest                         885,477           561,295      1,933,597       46,408        345,148     3,771,925
Depreciation & Amortization    1,033,589         2,428,431      1,574,220       73,114         33,021     5,142,375
Unrealized Gains/Losses
   on Derivatives              1,804,078       (3,218,698)              -            -      6,135,369     4,720,749
Realized Gains/Losses on Sale
   of Discontinued Operations          -       (2,494,946)              -            -              -   (2,494,946)
Stock-based Compensation       3,715,594           450,019      1,884,781            -      2,036,704     8,087,098
Other Non-recurring Items              -           343,316              -     (10,655)        113,345       446,006
Taxes                                  -            86,229              -            -              -        86,229
-------------------------------------------------------------------------------------------------------------------
Adjusted EBITDA             $(1,264,095)        $(463,831)   $(1,006,285)   $(180,244)     $(780,326)  $(3,694,781)


Third Quarter Outlook

GreenShift expects financial results for the third quarter of 2007 to be an improvement from results for the first half of the year. In the first place, GreenShift recently disposed of several investments and discontinued certain operations that were contributing to its losses. Primary among these was GS Carbon, which GreenShift disposed of on July 1, 2007. During the first six months of 2007, the net loss by GS Carbon totaled $9.4 million, or 40% of GreenShift's overall net loss.

In addition, several key recent technology-centric developments will make substantial contributions to GreenShift's operating results over the near term:

>> The Company has executed several agreements and letters of intent with ethanol producers that provide for the installation of extraction systems and the extraction of more than 43 million gallons of crude corn oil from several ethanol facilities. These systems will produce recurring revenues for the Company once they are installed and commissioned.

>> The Company recently commissioned its first corn oil extraction system where it retains the right to buy and sell the extracted oil at a rate equal to more than 1.5 million gallons per year; the Company is currently selling this oil at a rate of more than $1.50 per gallon.

>>   The  Company  has  recently  executed   contracts  for   technology-centric
     equipment sales of more than $53 million slated for delivery over the next 12-18 months.

>> The Company has recently executed letters of intent to co-locate 30 million gallons per year of its own biofuel production capability on-site at ethanol facilities to convert extracted corn oil and other feedstocks into biofuel.

By combining these initiatives with ongoing sales activities, GreenShift currently expects third quarter sales to exceed $8 million. Management also expects GreenShift's net loss for the quarter to be substantially lower than the losses incurred in prior quarters during 2007.

Finally, Management is engaged in financing initiatives aimed at reducing the effect of prior-year financing activities on current operating results. Recent events that have reduced the Company's need to engage in high-cost financing include:

     o    The cash flows from increased sales;
     o The deposits and progress payments received under recently executed contracts; and
     o $1.6 million in cash proceeds received by the Company from the sales of three minority investments during the third quarter.

Based on this foundation, the Company expects to have sufficient cash resources to perform under all contracts, to meet all of its regular debt and other obligations, and to invest in selected new projects. Management intends, however, to solicit additional capital from qualified debt and equity sources, primarily to refinance much of its existing debt. If it can replace the derivative-laden debt on its balance sheet with more conventional financing, the burden of expenses attributable to those derivatives on GreenShift's operating results can be alleviated.

The Company's operating plan for the foreseeable future is to remain focused on sales and earnings growth through the deployment and commissioning of its corn oil extraction systems, the sales of its proprietary biofuel equipment, the financing, construction and operation of its co-located corn oil biodiesel production facilities, the expansion and operation of its oilseed crush plant, and the growth of its environmental services group.

About GreenShift Corporation

GreenShift Corporation develops and supports clean technologies and companies that facilitate the efficient use of natural resources. GreenShift's ambition is to catalyze the rapid realization of disruptive environmental gains by creating valuable opportunities for a great many people and companies to use resources more efficiently and to be more profitable. Additional information on GreenShift is available online at www.greenshift.com.

GreenShift owns majority stakes in GS CleanTech Corporation (OTC Bulletin Board:
GSCT), GS AgriFuels Corporation (OTC Bulletin Board: GSGF), GS Energy Corporation (OTC Bulletin Board: GSEG) and GS EnviroServices, Inc. (OTC Bulletin
Board: GSEN), which is a subsidiary of GS CleanTech Corporation.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use an adjusted EBITDA calculation, which is a non-GAAP financial measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on this non-GAAP financial measure, please see the reconciliation of Net Income (loss) (GAAP) to Adjusted EBITDA (non-GAAP) presented in the body of this release.

We use this adjusted EBITDA (non-GAAP) for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that adjusted EBITDA (non-GAAP) provides meaningful supplemental information regarding our performance by excluding certain expenses and other non-recurring items that may not be indicative of our "recurring core business operating results," meaning our operating performance excluding not only non-cash charges, such as stock-based compensation and unrealized gains (losses) on derivatives, but also charges that are infrequent in nature. We believe that both management and investors benefit from referring to adjusted EBITDA (non-GAAP) in assessing our performance and when planning, forecasting and analyzing future periods. Adjusted EBITDA (non-GAAP) also facilitates management's internal comparisons to our historical performance as well as comparisons to our competitors' operating results. We believe adjusted EBITDA (non-GAAP) is useful to investors because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Safe Harbor Statement

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of GreenShift Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For more information, please contact:
GreenShift Corporation
Phone:   212-994-5374
Fax:     646-572-6336 fax
Email:   investorrelations@greenshift.com
Web:     www.greenshift.com

Investor Relations:
Andrew Hellman
CEOcast, Inc.
Phone:   212-732-4300